EXHIBIT 4.3

HARMONY METALS, INC.
SUBSCRIPTION AGREEMENT

Harmony Metals, Inc.
330 84th Street, No. 4
Miami, Florida 33141

Ladies and Gentlemen:

1.           The undersigned hereby subscribes for and agrees to purchase shares of Series A Convertible Preferred Stock (the “Shares”) of Harmony Metals, Inc., a Florida corporation (the “Company”), as described below, pursuant to the Prospectus dated ______________ (the “Prospectus”), a copy of which is attached hereto.  Please issue the Shares described in the Subscription Agreement (the “Agreement”), as set forth below.

2.           The undersigned hereby represents and warrants to and covenants and agrees with the Company as follows:

(a)           The undersigned has all requisite authority to enter into this Agreement.

(b)           The undersigned is a resident of the state set forth below and is acquiring the Shares for the undersigned and not as an agent, nominee or otherwise for any other person or entity except as set forth below.

(c)           The undersigned acknowledges that the undersigned has relied solely upon the undersigned’s own independent investigation and review of the Company and the Prospectus in deciding to purchase the Shares.  The undersigned is not relying upon any oral representations in making the decision to purchase the Shares.

(d)           The undersigned understands that neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the Shares or passed upon the adequacy or accuracy of the Prospectus.

(e)           The undersigned acknowledges that there is no minimum number of Shares which must be sold in order for the Company to accept the undersigned’s subscription and utilize the undersigned’s investment.

(f)           The undersigned understands that there is no public market for the Shares and such a public market may never develop.

(g)           The undersigned is acquiring the Shares solely for his or her own account, for investment purposes, and not with a view to, or for resale in connection with, any distribution of the Shares or the shares of Common Stock of the Company into which they are convertible except in compliance with applicable securities laws.

(h)           The undersigned has not offered or sold any portion of his or her Shares and has no present intention of dividing his or her Shares with others or of reselling or otherwise disposing of any portion of his or her Shares either currently or after the passage of a fixed or determinable period of time or upon the occurrence or nonoccurrence of any predetermined event or circumstance.

(i)           The undersigned acknowledges that the Company has the right in its sole and absolute discretion to abandon the offering of the Shares at any time prior to the completion of such offering and to return the previously paid subscription price of the Shares without interest thereon, to the respective subscribers.

(j)           The undersigned has not entered into any agreement to pay any broker’s or finder’s fee to any person or entity with respect to the purchase of the Shares.

3.           This Agreement shall be governed by and construed in accordance with the laws of the State of Florida.

4.           This Agreement may only be amended by an instrument in writing, signed by the parties to this Agreement.

5.           The provisions of this Agreement shall be binding upon and accrue to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns.

IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date set forth below.

Sincerely,

(Signature)	(Signature of co-owner, if applicable)

(Print Name)	(Print Name)

(Date)	Date)

Number of Shares Subscribed for at $10 per Share: ________________________________ Shares

Consideration delivered with this Subscription Agreement: $_______________________________

State of Residence: _______________________________________________________________

Principal Place of Business (if not an individual): ________________________________________

Social Security / Tax ID Number ___________________

If Joint Ownership, check one (all parties must sign above):

☐	Joint Tenants with Right of Survivorship
☐	Tenants in Common
☐	Tenants by the Entireties
☐	As custodian for ___________________________________________________
☐	under the Uniform Transfers to Minors Act

If Fiduciary or Corporation, check one:

☐	As Trustee under Declaration of Trust Dated _________________ for and on behalf of _______________________________________ (beneficiary)
☐	Estate of __________________________________________________________
☐	Power of Attorney for ________________________________________________
☐	Corporation’s name __________________________________________________

Print name and address of Shareholder:

_______________________________________________
_______________________________________________
_______________________________________________
_______________________________________________

Telephone Number:  _______________________________
Fax Number: _____________________________________
Email:   _________________________________________

This Subscription Agreement has been accepted by Harmony Metals, Inc. as of the _____ day of ______________________.

HARMONY METALS, INC.

By:       _________________________________________
Name:  _________________________________________
Title:    _________________________________________